Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:
Manakoa Services Corporation, Kennewick
Edward Nichols, 303-327-5200 x664
or
The Investor Relations Group, Inc.
Jordan Silverstein or John Nesbett, 212-825-3210 or
For UTEK Corporation, Plant City
Porter LeVay & Rose (USA)
Michael Porter, 212-564-4700
or
Bankside Consultants (UK)
Steve Liebmann or Susan Scott, +44 (0)20-7367-8888


Manakoa Services Corporation Acquires Vigilant Network Technologies, Inc.

Acquisition Contains License to Los Alamos Developed Network Security Solution

KENNEWICK, Wash. & PLANT CITY, Fla.--July 5, 2005--Manakoa Services Corporation (OTCBB:MKOS - News), a developer of enterprise risk management solutions focused on regulatory compliance, and UTEK Corporation (AMEX:UTK - News; LSE-AIM:UTKA), an innovative technology transfer company, announced today that Manakoa Services Corporation has acquired Vigilant Network Technologies, Inc. (VNT), a wholly owned subsidiary of UTEK Corporation, in a stock transaction.

VNT holds an exclusive license to an advanced network topology mapper and quarantine software system, developed and currently in use at Los Alamos National Laboratory. The network topology mapper can rapidly scan an entire network and can quarantine any area down to an individual user to halt the spread of a virus. The licensed technology is independent of switch, hub, or router manufacturer and can be deployed and manipulated from any node in the network.

Dr. Robert Williams, CEO of Manakoa commented, "From a national security perspective, the ability to rapidly map, detect and quarantine cyber attacks may significantly enhance network security." He added, "We are looking forward to the opportunity to work with the team at Los Alamos National Laboratory to help commercialize this important technology."

"UTEK is pleased to consummate this technology transfer with Manakoa and we look forward to continuing our efforts to identify additional technology acquisition opportunities for their consideration," said Joel Edelson, VP of Technology Alliances for UTEK Corporation.


About Manakoa Services Corporation

Manakoa is a pioneer in the field of Enterprise Risk Management focusing on regulatory compliance software and services. Manakoa's security and compliance solutions suite offers advanced automation software designed to control business and IT policies, implement and enforce mandated compliance initiatives, and provide dynamic views for monitoring and administration based on the role and permissions of user and department. Manakoa's flagship products provide unique templates for analyzing compliance with United States regulations such as the Gramm Leach Bliley Act, Sarbanes-Oxley, FISMA, and HIPPA. Stand-alone components of the suite include the Manakoa KnowledgeBase(TM), Manakoa Compliance
Services(TM), Manakoa System Control Management Pack(TM), and Compliance Auditing Management Packs (CAMP)(TM). The Company is the only corporation to have multiple individuals named as Microsoft 2005 Most Valuable Professional in the field of security. For more information on Manakoa, please visit its website at http://www.Manakoa.com.


About UTEK(R) Corporation

UTEK(R) is a leading, market-driven technology transfer company that enables companies to rapidly acquire innovative technologies from universities and research laboratories. UTEK facilitates the identification and acquisition of external technologies for clients in exchange for their equity securities, while allowing research institutions to receive 100% of the royalties. This unique process is called U2B(R). UTEK transfers proprietary technologies with potential commercial applications to companies seeking product differentiation resulting in a strategic marketplace advantage. UTEK has operations in the United States, United Kingdom and Israel. For more information about UTEK, please visit its website at http://www.utekcorp.com.


Forward-Looking Statements

Certain matters discussed in this press release are "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words, such as UTEK or Manakoa "expects," "should," "believes," "anticipates" or words of similar import. Similarly, statements that describe UTEK's or Manakoa's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK or Manakoa, as appropriate, and the valuation of UTEK's investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UTEK and Manakoa believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, they cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and both UTEK and Manakoa do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK's operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK's dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these and other factors, current results may not be indicative of UTEK's future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK's filing with the Securities and Exchange Commission.